Exhibit 99.1

Spartacus Acquisition Corp. II Announces Pricing of $200,000,000 Initial Public Offering

New York, NY, Feb. 10, 2026 (GLOBE NEWSWIRE) -- Spartacus Acquisition Corp. II (the “Company”) announced today that it priced its initial public offering of 20,000,000 units, at $10.00 per unit. The units will be listed on the Nasdaq Capital Market (“Nasdaq”) and will begin trading, Wednesday, February 11, 2026 under the ticker symbol “TMTSU.” Each unit consists of one share of the Company’s Class A common stock and one-third of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. Only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Once the securities comprising the units begin separate trading, shares of the Class A common stock and warrants are expected to be listed on Nasdaq under the symbols “TMTS” and “TMTSW,” respectively.

The offering is expected to close on February 12, 2026, subject to customary closing conditions.

The Company is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any stage of its corporate evolution or in any business industry or sector, it intends to focus its search on technology, media and telecommunications (“TMT”) companies. The Company is led by Chairman, Peter D. Aquino, Chief Executive Officer, Igor Volshteyn and Chief Financial Officer, Mark Szynkowski.  In addition to Messrs. Aquino, Volshteyn and Szynkowski, the Board of Directors includes Christopher Downie, David Marshack and Eric Edidin.

BTIG, LLC is acting as sole book-running manager of the offering. Odeon Capital Group, LLC is acting as co-manager of the offering. The Klein Group, LLC (“The Klein Group”), an affiliate of M. Klein and Company, a global strategic advisory firm, is acting as our capital markets advisor in connection with this offering. We have also engaged The Klein Group to serve as our lead financial and M&A advisor and BTIG, LLC to serve as our co-financial and M&A advisor in connection with our initial business combination. The Company has granted BTIG, LLC a 45-day option to purchase up to an additional 3,000,000 units at the initial public offering price to cover over-allotments, if any.

A registration statement relating to the securities has been filed with the U.S. Securities and Exchange Commission (the “SEC”) and became effective on January 30, 2026. The offering is being made only by means of a prospectus. When available, copies of the prospectus may be obtained from BTIG, LLC, 65 East 55th Street, New York, New York 10022, or by email at ProspectusDelivery@btig.com or by accessing the SEC’s website, www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds will be used as indicated.

Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement and preliminary prospectus for the Company’s initial public offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Igor Volshteyn
Chief Executive Officer
Spartacus Acquisition Corp. II
info@spartacus-ac.com